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                                                                     Exhibit 4.6


                                AMENDMENT NO. 2
                                       TO
                           HARKEN ENERGY CORPORATION
               1996 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN




                                   SECTION 1

Section 2.1 of the Harken Energy Corporation 1996 Incentive and Nonstatutory Stock Option Plan (the "Plan") is hereby amended in its entirety as follows:

    "2.1     Maximum Amount of Shares.  Subject to the provisions of Paragraph
             2.6 and Section 6 of the Plan, the aggregate number of shares of Stock that may be issued, transferred or exercised pursuant to Awards under the Plan shall be 3,830,000"


                                   SECTION 2

Except as amended above, the Plan shall continue in full force and effect.

    IN WITNESS WHEREOF, Harken Energy Corporation, acting by and through its officer hereunto duly authorized, has executed this instrument, as of the 15th day of May, 1997.


                                              Harken Energy Corporation


                                              By: /s/ Gregory S. Porter
                                                 ---------------------------
                                                      Vice President - Legal